UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2014

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 12, 2014, Amphenol Corporation (the “Company”) issued and sold $375,000,000 aggregate principal amount of its 1.550% Senior Notes due 2017 (the “2017 Notes”) and $375,000,000 aggregate principal amount of its 3.125% Senior Notes due 2021 (the “ 2021 Notes” and together, the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-193385), including the related Prospectus dated January 16, 2014, as supplemented by the Prospectus Supplement dated September 9, 2014.  The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated September 9, 2014, by and between the Company and J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and TD Securities (USA) LLC, as representatives of the several Underwriters named in Schedule A thereto.

The 2017 Notes were sold to the public at a price of 99.898% of the principal amount, the 2021 Notes were sold to the public at a price of 99.912% of the principal amount, and the Company received net proceeds of approximately $744.8 million from the offering after deducting the underwriting discounts and estimated offering expenses.  The Company intends to use all of the net proceeds of this offering to repay all of its outstanding $600 million 4.75% Senior Notes due November 15, 2014 and for general corporate purposes. Prior to November 15, 2014, it intends to use the net proceeds of this offering to repay amounts outstanding under its credit facilities.

The Notes were issued pursuant to an indenture dated as of November 5, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), and certain of the terms of the Notes were established pursuant to an Officers’ Certificate dated September 12, 2014 (the “Officers’ Certificate”) in accordance with the Indenture.  The Indenture and Officers’ Certificate contain certain covenants and events of default and other customary provisions.

The 2017 Notes bear interest at a rate of 1.550% per year and the 2021 Notes bear interest at a rate of 3.125% per year.  Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2015.  The Company will make each interest payment to the holders of record on the immediately preceding March 1 and September 1.  The 2017 Notes will mature on September 15, 2017 and the 2021 Notes will mature on September 15, 2021.  The Company may redeem some or all of the 2017 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. Prior to August 15, 2021 (one month prior to the maturity date), the Company may redeem some or all of the 2021 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a ‘‘make-whole’’ premium. On or after August 15, 2021 (one month prior to the maturity date), the Company may redeem the 2021 Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.  The Notes are unsecured and rank equally in right of payment with all of the Company’s other unsecured senior indebtedness.

The above descriptions of the Indenture, the Officers’ Certificate and the Notes are qualified in their entirety by reference to the Indenture, the Officers’ Certificate and the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in the Registration Statement (No. 333-193385).

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the Indenture, the Officers’ Certificate and the Notes described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to the Form 8-K filed on November 5, 2009)

Exhibit 4.2	Officers’ Certificate, dated September 12, 2014, establishing the Notes pursuant to the Indenture

Exhibit 4.3	Form of Global 2017 Note

Exhibit 4.4	Form of Global 2021 Note

Exhibit 5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by Amphenol Corporation

Exhibit 23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

	By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President and Chief Financial Officer

Date: September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 5, 2009, between Amphenol Corporation and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1 to the Form 8-K filed on November 5, 2009)

4.2	Officers’ Certificate, dated September 12, 2014, establishing the Notes pursuant to the Indenture

4.3	Form of Global 2017 Note

4.4	Form of Global 2021 Note

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by the Company

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)